STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of April 2, 2001 (this "Agreement"), among Elie Saltoun, Pacific Growth Investments Ltd., First Pacific Capital Ltd. and First Pacific Co., each having an address c/o Elie Saltoun, 515 Madison Avenue, 21st Floor, New York, New York 10022 (the "Sellers"), and Ronald C.H. Lui (the "Purchaser"), who has an address at 30 Winding Lane, Greenwich, Connecticut 06830.

                                   BACKGROUND

         The Sellers are the owners of 2,395,878 shares of common stock, $.001 par value per share ("Common Stock"), of Panagra International Corp., a New York corporation (the "Company"). The Purchaser desires to purchase 2,195,878 of such shares (the "Shares") from the Sellers, and the Sellers desires to sell the Shares to the Purchaser, on the terms and conditions set forth below.

         NOW, THEREFORE, the parties hereto for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged hereby agree as follows:

         1. Sale of Shares; Purchase Price. Subject to the terms and conditions set forth herein, the Purchaser shall purchase the Shares from the Sellers, and the Sellers shall sell the Shares to the Purchaser, for a total price of One Hundred Eighty Thousand Dollars ($180,000) (the "Purchase Price).

         2. Closing.

                  (a) Closing. The closing (the "Closing") of the transactions contemplated hereby is taking place simultaneously with the execution and deliver of this Agreement.

                  (b) Deliveries. At the Closing, the parties shall make the following deliveries to each other:

                           (i) The  Sellers  shall  deliver to the  Purchaser  a
                  certificate or certificates representing the Shares with all necessary stock transfer stamps, if any are required, affixed thereto, accompanied by an executed stock transfer power duly endorsed in blank with signature guaranteed and such other documents as may be necessary to effect the transfer of the Shares to the Purchaser free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.

                           (ii) The Purchaser  shall deliver the Purchase  Price
                  to the Sellers by delivery of a check in the amount of the Purchase Price.

                           (iii) First Pacific Capital Ltd is executing and delivering to the Company a consulting agreement in a form satisfactory to the Purchaser.

                           (iv) The Company,  in consideration of the consulting
                  agreement referred to in Section 2(b)(iii) above, is delivering to First Pacific Capital Ltd a three year warrant to purchase 500,000 shares of the Company's Common Stock at an exercise price per share equal to $.20 and having a cashless exercise provision. The warrant vests on a monthly basis over one year and vesting is accelerated if the Company terminates the consulting relationship for any reason.

                           (v) The Sellers are delivering to the Purchaser evidence that the board of directors of the Company has been set at 3 persons, that Dalia Kaplan has resigned from the Board and that the Purchaser and a person designated by the Purchaser have been elected to the Board of Directors of the Company.

         3. Representations and Warranties of Seller. Each Seller jointly and severally represents and warrants to the Purchaser that:

                  (a) Shares. The Sellers own the Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, preemptive rights, restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act")) and any other encumbrances of any kind whatsoever ("Liens"). The Sellers acquired the Shares in a transaction or transactions exempt from the registration requirements of the Securities Act three or more years ago. The Sellers have sole control over the Shares or sole discretionary authority over any account in which they are held. The Shares were duly and validly issued and are fully-paid and non-assessable. Upon delivery of the Shares pursuant to this Agreement, the Purchaser will acquire valid title thereto, free and clear of any Lien. The Company has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission since March 31, 2000 (the "SEC Reports"), all of which have complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder. As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Company's SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (b) Enforceability; Organization of Company; No Subsidiaries. The Sellers have full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Sellers and constitutes a valid, binding obligation of each of the Sellers, enforceable against each Seller in accordance with its terms. The Company is a corporation duly organized, validly existing, and in good standing under the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any entity. The Sellers have delivered to the Purchasers true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof.

                  (c) No Broker. Each Seller has in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and has no arrangement or understanding with or obligation to any broker or other intermediary.

                  (d) Capitalization; No Restrictive Agreements. The Company's authorized capital stock, as of the date of this Agreement, consists of 40,000,000 shares of Common Stock, $.001 par value per share, of which 3,600,000 shares are issued and outstanding. The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders,
         (ii) between or among the Sellers and any third party, or (iii) to the best knowledge of the Sellers between or among any of the Company's stockholders. The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act.

                  (e) Financial Statements. The Sellers have provided to the Purchaser the audited balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the period commencing upon inception and ended December 31, 2000 (the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for liabilities expressly specified in the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

                  (f) Absence of Certain Changes. Since December 31, 2000, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company's business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the Financial Statements.

                  (g) Legal Proceedings. Except as disclosed in the SEC Reports, as of the date of this Agreement, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to the Sellers' knowledge, threatened against the Company which, if determined adversely to the Company, could have, individually or in the aggregate, a material adverse effect on the business, assets, or prospects of the Company or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

                  (h) Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws and the Exchange Act, neither the execution and delivery by the Sellers of this Agreement, nor the consummation by the Sellers of the transactions contemplated hereby, will (a) in the case of a Seller that is an entity, conflict with or violate any provision of its charter or by-laws or similar constituent instruments, (b) require on the part of any Seller any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which any Seller is a party or by which any Seller is bound or to which any of their assets are subject or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller or any of their properties or assets.

                  (i) Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the Sellers' knowledge, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

                  (j) Disclosure. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Sellers pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

         4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers that:

                  (a) The Purchaser has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by the Purchaser, constitutes a valid obligation of the Purchaser, is legally binding on him and is enforceable against him in accordance with its terms.

                  (b) The Purchaser is acquiring the Shares for his own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof.

                  (c) The Purchaser has access to the same kind of information concerning the Company which would be available in a registration statement filed under the Securities Act.

                  (d) The Purchaser may not sell, pledge, or otherwise dispose of the Shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act. The Purchaser also agrees that the Sellers shall not be obligated to secure the registration of the Shares under the Securities Act.

         5. Survival; Indemnification.

                  (a) Survival. The Sellers and the Purchaser covenant that their respective representations and warranties contained herein shall be true in all respects as of the Closing date of the sale of the Shares pursuant to this Agreement. All representations and warranties and other agreements made by the Seller and the Purchaser in this Agreement or pursuant hereto shall survive the Closing until the third anniversary of the date hereof, except that the representations and warranties of the Sellers in Section 3(a), (b) and (d) shall survive thereafter until the expiration of the longest applicable statute of limitations.

                  (b) Indemnification.

                           (i) In the event any of the Sellers  breaches  (or in
                  the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to 5(a) above, provided that the Purchaser makes a written claim for indemnification against any of the Sellers within such survival period, then each of the Sellers shall indemnify the Purchaser from and against the entirety of any Adverse Consequences (as defined below) the Purchaser may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

                           (ii) Each of the Sellers shall indemnify the Purchaser from and against the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by (A) any liabilities arising out of the ownership of the capital stock of, or the use or operation of the business of, the Company prior to the Closing, and (B) any indebtedness of the Company for borrowed money existing as of the Closing Date.

         6. Additional Action; Purchaser Undertaking.

                  (a) Additional Action. Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

                  (b)  Purchaser  Undertaking.  Subsequent  to the Closing,  the
         Purchaser intends to cause the Company to raise up to $500,000 through the private placement of the Company's Common Stock (the "Private Placement"). Thereafter, the Purchaser intends to cause the Company to be combined with an operating company (the "Business Combination"). Subject to obtaining all necessary consents and approvals, the Purchaser will use commercially reasonable efforts to consummate the Private Placement within 60 days after the Closing and the Business Combination within 120 days after the Private Placement. There can be no assurance that the Private Placement or the Business Combination will occur.

         7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective estates, heirs, executors and, if applicable, successors and assigns.

         8. Governing Law. This Agreement shall in all respects be governed by the laws of the State of Connecticut without giving effect to the principles of conflicts of law thereof.

         9. Entire Agreement. This Agreement constitutes the entire arrangement between the parties with respect to the Shares and cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought.

         10. Waiver. No waiver shall be deemed to be made by any party of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party in any other respect at any other time.

         11. Assignment. Neither party may assign their rights or delegate their duties hereunder without the prior written consent of the other party.

         12. Notices. Any notice, demand or other communication to be given hereunder by either party to the other shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given to the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in accordance with the provisions of this Section 12). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         13. Captions. The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

         14. Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.



                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.


                                    SELLERS:

                                    /s/ Elie Saltoun
                                    -------------------
                                    Name:  Elie Saltoun


                                    PACIFIC GROWTH INVESTMENTS LTD

                                    By:/s/ Elie Saltoun
                                    -------------------
                                    Name: Elie Saltoun
                                    Title: Director


                                    FIRST PACIFIC CO.

                                    By:/s/ Elie Saltoun
                                    -------------------
                                    Name: Elie Saltoun
                                    Title: Director


                                    FIRST PACIFIC CAPITAL LTD

                                    By: /s/ Elie Saltoun
                                    -------------------
                                    Name: Elie Saltoun
                                    Title:  Director


                                    PURCHASER:

                                    By: /s/  Ronald C.H.Lui
                                    -------------------
                                    Name: Ronald C. H. Lui